Exhibit 10.34.1


                        MORTGAGE LOAN PURCHASE AGREEMENT
                        --------------------------------



PURCHASER:                   PAINE WEBBER REAL ESTATE SECURITIES INC.

ADDRESS:                     1285 AVENUE OF THE AMERICAS
                             NEW YORK, NEW YORK  10019
                             ATTENTION: _____________________________

SELLER:                      AMERICAN HOME MORTGAGE

ADDRESS:                     12 EAST 49TH STREET, 28TH FLOOR
                             NEW YORK, NEW YORK  10017
                             ATTENTION: _____________________________






DATE OF AGREEMENT:           FEBRUARY 26, 1999
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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

Section 1.  Definitions ...................................................  1

Section 2.  Procedures for Purchases of Mortgage Loans ....................  7

Section 3.  Sale of Mortgage Loans to Takeout Investor ....................  8

Section 4.  Servicing of the Mortgage Loans ...............................  9

Section 5.  Trade Assignments ............................................. 11

Section 6.  Transfers of Mortgage Loans by Purchaser ...................... 11

Section 7.  Record Title to Mortgage Loans; Intent of Parties; Security
            Interest ...................................................... 11

Section 8.  Representations and Warranties ................................ 12

Section 9.  Covenants of Seller ........................................... 19

Section 10. Term .......................................................... 22

Section 11. Exclusive Benefit of Parties; Assignment ...................... 22

Section 12. Amendments; Waivers; Cumulative Rights ........................ 22

Section 13. Execution in Counterparts ..................................... 22

Section 14. Effect of Invalidity of Provisions ............................ 22

Section 15. Governing Law ................................................. 22

Section 16. Notices ....................................................... 22

Section 17. Entire Agreement .............................................. 23

Section 18. Costs of Enforcement .......................................... 23

Section 19. Consent to Service ............................................ 23

Section 20. Construction .................................................. 23

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Exhibit A   Loan Purchase Detail

Exhibit B-1 Warehouse Lender's Release

Exhibit B-2 Warehouse Lender's Wire Instructions

Exhibit C-1 Seller's Release

Exhibit C-2 Seller's Wire Instructions

Exhibit D   Purchaser's Wire Instructions to Seller

Exhibit E   UCC- 1 Financing Statement

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                        MORTGAGE LOAN PURCHASE AGREEMENT
                        --------------------------------

            This Mortgage Loan Purchase Agreement ("Agreement"), dated as of the date set forth on the cover page hereof, between PAINE WEBBER REAL ESTATE SECURITIES INC. ("Purchaser") and the Seller whose name is set forth on the cover page hereof ("Seller").

                              PRELIMINARY STATEMENT
                              ---------------------

            Seller may, in its sole discretion, offer to sell to Purchaser from time to time Mortgage Loans, and Purchaser, in its sole discretion, may agree to purchase such Mortgage Loans from Seller in accordance with the terms and conditions set forth in this Agreement. Seller, subject to the terms hereof, will cause each Mortgage Loan to be purchased by Takeout Investor. During the period from the purchase of a Mortgage Loan to the sale of the Mortgage Loan to Takeout Investor, Purchaser expects to rely entirely upon Seller to service each such Mortgage Loan.

            The parties hereto hereby agree as follows:

            Section 1. Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Custodial Agreement. As used in this Agreement, the following terms shall have the following meanings:

            "Act of Insolvency": With respect to Seller, (a) the commencement by Seller as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or Seller's seeking the appointment of a receiver, trustee, custodian or similar official for Seller or any substantial part of its property, or (b) the commencement of any such case or proceeding against Seller, or another's seeking such appointment, or the filing against Seller of an application for a protective decree which (1) is consented to or not timely contested by Seller, (2) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (3) is not dismissed within sixty (60) days, (c) the making by Seller of a general assignment for the benefit of creditors, or (d) the admission in writing by Seller that Seller is unable to pay its debts as they become due or the nonpayment generally by Seller of its debts as they become due.

            "Applicable Guide": The Takeout Investor's eligibility requirements for Mortgage Loans, as applicable, and as each may be amended or supplemented from time to time.

            "Applicable Purchase Agreement": The applicable agreement, providing for the purchase by Takeout Investor of Mortgage Loans from Seller as such agreement may be amended from time to time.

            "Assignee": The Chase Manhattan Bank, National Association, as agent for certain beneficiaries pursuant to certain Repurchase Transaction Tri-Party Custody Agreements.

            "Assignment of Mortgage Note and Pledge Agreement": With respect to each Cooperative Loan, an assignment of the related Mortgage Note and Pledge Agreement.

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            "Assignment of Proprietary Lease": With respect to each Cooperative
Loan, an assignment of the related Proprietary Lease executed by the related Mortgagor in blank.

            "Business Day": Any day other than (a) a Saturday, Sunday or other day on which banks located in the City of New York, New York are authorized or obligated by law or executive order to be closed, or (b) any day on which Paine Webber Real Estate Securities Inc. is closed for business, provided that notice thereof shall have been given not less than seven calendar days prior to such day.

            "Collateral": The Mortgage Loans (including all servicing rights related thereto), any Custodial Accounts, the Takeout Commitments and the proceeds of any and all of the foregoing.

            "Commitment Date": The date set forth in a Takeout Commitment as the commitment date.

            "Commitment Expiration Date": With respect to any Mortgage Loan, the date occurring 30 calendar days after the Purchase Date.

            "Commitment Requirements": The requirements issued by Takeout Investor in the Applicable Guide regarding the issuance of Takeout Commitments, as amended from time to time by Takeout Investor.

            "Conduit": As defined in the Custodial Agreement.

            "Conduit Submission Package": As defined in the Custodial Agreement.

            "Cooperative": The private, non-profit cooperative apartment corporation which owns all of the real property that comprises the Project, including the land, separate dwelling units and all common areas.

            "Cooperative Apartment": The specific dwelling unit relating to a Cooperative Loan.

            "Cooperative Lien Search": A search for (a) federal tax liens, mechanics' liens, lis pendens, judgments of record or otherwise against (i) the Cooperative, (ii) the seller of the Cooperative Apartment and (iii) the Mortgagor if the Cooperative Loan is a Refinanced Loan, (b) filings of Financing Statements and (c) the deed of the Project into the Cooperative.

            "Cooperative Loan": A Loan that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Apartment in the building owned by the related Cooperative.

            "Cooperative Shares": The shares of stock issued by the Cooperative, owned by the Mortgagor, and allocated to a Cooperative Apartment and represented by a Stock Certificate.

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            "Credit File": All papers and records of whatever kind or
description, whether developed or originated by Seller or others, required to document or service the Mortgage Loan; provided, however, that such Mortgage Loan papers, documents and records shall not include any Mortgage Loan papers, documents or records which are contained in the Conduit Submission Package.

            "Custodial Account": A separate custodial account, established and maintained by Seller under the conditions set forth in Section 4(b), for the deposit by Seller of all collections in respect of a Mortgage Loan that are payable to Purchaser as the owner of the Mortgage Loan.

            "Custodial Agreement": The Mortgage Loan Custodial Agreement, dated as of the date set forth on the cover sheet thereof, among Seller, Purchaser and Custodian, as amended from time to time.

            "Custodial Fee": With respect to each Mortgage Loan, the amount set forth on the related Funding Confirmation as the "Custodial Fee."

            "Custodian": The Chase Manhattan Bank, National Association, and its permitted successors.

            "Defective Mortgage Loan": A Mortgage Loan that is not in compliance with the Applicable Guide and this Agreement.

            "Discount": With respect to each Mortgage Loan, the amount set forth on such related Funding Confirmation as the Discount.

            "Document File": The Credit File and the Conduit Submission Package.

            "Due Date": The day of the month on which the Monthly Payment is due on a Mortgage Loan.

            "FDIC": The Federal Deposit Insurance Corporation or any successor thereto.

            "Financing Statement": A financing statement in the form of a UCC-l filed pursuant to the Uniform Commercial Code and sufficient to perfect a security interest in the applicable state in the Cooperative Shares and Pledge Instruments.

            "Funding Confirmation": With respect to all Mortgage Loans purchased by Purchaser from Seller via a single wire funds transaction on a particular Business Day, the trade confirmation from Purchaser to Seller confirming the terms of Purchaser's purchase of such Mortgage Loans.

            "Incremental Pass-Through Rate": The amount by which the Pass-Through Rate is increased upon the occurrence of(i) an Commitment Expiration Date or (ii) any event giving Purchaser the right to elect a remedy pursuant to Section 3, which amount shall be set forth in a Funding Confirmation as the "Incremental Pass-Through Rate".

                                      -3-
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            "Loan Purchase Detail": A loan purchase detail, transmitted via facsimile in the form of Exhibit A, or transmitted electronically in an appropriate data layout provided by Purchaser, prepared by Seller, containing certain information regarding the characteristics of all Mortgage Loans being offered for sale by Seller on a particular Business Day.

            "Losses": Any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees) incurred by any person specified; provided, however, that "Losses" shall not include any losses, claims, damages, liabilities or expenses which would have been avoided had such person taken reasonable actions to mitigate such losses, claims, damages, liabilities or expenses.

            "Monthly Payment": The scheduled monthly payment of principal and interest on a Mortgage Loan.

            "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple in real property securing a Mortgage Note.

            "Mortgage Loan": A mortgage loan or Cooperative Loan, which is subject to this Agreement, and which satisfies the Commitment Requirements as the same may be modified from time to time.

            "Mortgage Note": The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage or Pledge Agreement, as the case may be.

            "Mortgaged Property": Either (i) the property subject to the lien of the Mortgage securing a Mortgage Note or (ii) in the case of a Cooperative Loan the underlying property securing the Mortgage Note which consists of the Cooperative Shares and Proprietary Lease.

            "Mortgagor": The obligor on a Mortgage Note.

            "NCUA": The National Credit Union Administration, or any successor thereto.

            "OTS": The Office of Thrift Supervision, or any successor thereto.

            "Parent Company": A corporation or other entity owning at least 50% of the outstanding shares of voting stock of Seller.

            "Pass-Through Rate": With respect to each Mortgage Loan, the rate at which interest is passed through to Purchaser which initially shall be the rate of interest specified on a Funding Confirmation as the Pass-Through Rate.

            "Performance Fee": With respect to each Mortgage Loan, an amount equal to the Discount, plus the Yield Compensation Adjustment plus or minus any other adjustments permitted hereunder, which amount shall be payable to Seller by Purchaser as compensation to Seller for its services hereunder.

                                      -4-
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            "Pledge Agreement": With respect to each Cooperative Loan, the specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease securing a Cooperative Loan.

            "Pledge Instruments": With respect to each Cooperative Loan, the related Stock Power, the Assignment of the Proprietary Lease and the Assignment of Mortgage Note and Pledge Agreement.

            "Project": With respect to each Cooperative Loan, all real property owned by the related Cooperative including the land, separate dwelling units and all common areas.

            "Proprietary Lease": With respect to each Cooperative Loan, a lease on the related Cooperative Apartment evidencing the possessory interest of the Mortgagor in such Cooperative Apartment.

            "Purchase Advice": An approved purchase list delivered to Purchaser by the Takeout Investor via electronic or facsimile transmission, confirming the amount of Takeout Proceeds allocable to each Mortgage Loan purchased by Takeout Investor.

            "Purchase Date": With respect to any Mortgage Loan, the date of payment thereof by Purchaser to Seller of the Purchase Price.

            "Purchase Price": With respect to each Mortgage Loan, an amount equal to the Trade Principal less an amount equal to the product of the Trade Principal and the Discount. Accrued interest shall be allocated in accordance with Section 2(c).

            "Purchaser": Paine Webber Real Estate Securities Inc. and its successors.

            "Purchaser's Wire Instructions to Seller": The wire instructions, set forth in a notice delivered by Purchaser to Seller containing the information set forth in Exhibit D, to be used for the payment of all amounts due and payable to Purchaser hereunder.

            "Recognition Agreement": With respect to each Cooperative Loan, an agreement whereby a Cooperative and a lender with respect to a Cooperative Loan
(i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

            "RTC": The Resolution Trust Corporation or any successor thereto.

            "Seller": The Seller whose name is set forth on the cover page hereof, and its permitted successors hereunder.

            "Seller's Release": A letter in the form of Exhibit C-l, delivered by Seller when no Warehouse has an interest in a Mortgage Loan, conditionally releasing all of Seller's interest in a Mortgage Loan upon receipt of payment by Seller.

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            "Seller's Wire Instructions": The wire instructions, set forth in a letter in the form of Exhibit C-2, to be used for the payment of funds to Seller when no Warehouse Lender has an interest in the Mortgage Loans to which such payment relates.

            "Settlement Date": With respect to any Mortgage Loan, the date the allocable Pass-Through Rate shall cease to accrue upon payment by Takeout Investor to Purchaser of the Takeout Proceeds as confirmed by Purchaser's receipt from Seller of the related Settlement Information in accordance with
Section 3(a).

            "Settlement Information": The Purchase Advice or group of Purchase Advices which shall identify each Mortgage Loan by the Mortgagor's name, and of which the aggregate disbursement amount equals the precise dollar amount of Takeout Proceeds to be received by Purchaser from Agreement.

            "Stock Certificate": With respect to each Cooperative Loan, the certificate evidencing ownership of the related Cooperative Shares issued by the Cooperative.

            "Stock Power": With respect to each Cooperative Loan, an assignment of the related Stock Certificate or an Assignment of the Cooperative Shares issued by the Cooperative.

            "Successor Servicer": An entity designated by Purchaser, in conformity with Section 16, to replace Seller as servicer for Purchaser.

            "Takeout Commitment": Commitment of Seller to sell one or more Mortgage Loans to Takeout Investor and of Takeout Investor to purchase one or more Mortgage Loans from Seller.

            "Takeout Investor": The applicable Conduit.

            "Takeout Proceeds": The amount of funds Takeout Investor pays to Purchaser on a particular Business Day as identified by the related Settlement Information.

            "Third Party Underwriter": Any third party, including but not limited to a mortgage loan pool insurer, who underwrites the Mortgage Loan(s) prior to the purchase by Purchaser.

            "Third Party Underwriter's Certificate": A certificate issued by a Third Party Underwriter with respect to a Mortgage Loan, certifying that such Mortgage Loan complies with its underwriting requirements.

            "Trade Price": The trade price set forth on a Takeout Commitment.

            "Trade Principal": With respect to any Mortgage Loan, the outstanding principal balance of the Mortgage Loan multiplied by a percentage equal to the Trade Price.

            "Warehouse Lender": Any lender, including, without limitation, Purchaser, providing financing to the Seller in any fractional amount for the purpose of originating or purchasing Mortgage Loans which lender has a security interest in such Mortgage Loans as collateral for the obligations of Seller to such lender.

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            "Warehouse Lender's Release": A letter in the form of Exhibit B-1, from a Warehouse Lender to Purchaser, conditionally releasing all of Warehouse Lender's right, title and interest in certain Mortgage Loans identified therein upon receipt of payment by Warehouse Lender.

            "Warehouse Lender's Wire Instructions": The wire instructions, set forth in a letter in the form of Exhibit B-2, from a Warehouse Lender to Purchaser, setting forth wire instructions for all amounts due and payable to such Warehouse Lender hereunder.

            "Yield Compensation Adjustment": Subject to any further adjustment provided in this Agreement, an amount (which may be a negative number) equal to:

                                    A(BC-DE)
                                    --------
                                       360

where (i) A equals the number of days in the period beginning on the Purchase Date to but not including the Settlement Date, (ii) B equals the principal amount of the Mortgage Loan, (iii) C equals the interest rate (expressed as a decimal) on the Mortgage Loan, (iv) D equals the Purchase Price and (v) E equals the Pass-Through Rate (expressed as a decimal).

            Section 2. Procedures for Purchases of Mortgage Loans. (a)(1) Purchaser may, in its sole discretion, from time to time, purchase one or more Mortgage Loans from Seller. Seller shall be deemed to make for the benefit of Purchaser, as of the applicable dates specified in Section 8, the representations and warranties set forth in Section 8 in respect of each such Mortgage Loan.

            (a)(2) Prior to Purchaser's election to purchase any Mortgage Loan, Purchaser shall have received from Seller a Loan Purchase Detail, either electronically or via a facsimile transmission, and Custodian shall have received all applicable documents required by Section 2 of the Custodial Agreement. The terms and conditions of such purchase shall be set forth in this Agreement and in each Funding Confirmation.

            (b)(1) If Purchaser elects to purchase any Mortgage Loan, Purchaser shall pay the amount of the Purchase Price for such Mortgage Loan by wire transfer of immediately available funds (i) if a Warehouse Lender's Release has been included in the related Conduit Submission Package, in accordance with the Warehouse Lender's Wire Instructions or (ii) if there is no Warehouse Lender's Release included in the related Conduit Submission Package, in accordance with the Seller's Wire Instructions. If Purchaser is the Warehouse Lender with respect to a Mortgage Loan, the amount transferred shall be reduced to account for amounts previously advanced by Purchaser with respect to such Mortgage Loan. With respect to each Mortgage Loan which Purchaser has elected to purchase, Custodian shall deliver to Takeout Investor the applicable portion of the Conduit Submission Package, in the manner and at the time set forth in the Custodial Agreement. Seller shall thereafter promptly deliver to Takeout Investor any and all additional documents requested by Takeout Investor to enable Takeout Investor to make payment to Purchaser of the Takeout Proceeds.

            (b)(2) Simultaneously with the payment by Purchaser of the Purchase Price of a Mortgage Loan, in accordance with the Warehouse Lender's Wire Instructions or the Seller's Wire Instructions, as applicable, with respect to a Mortgage Loan, Seller hereby conveys to Purchaser all of Seller's right, title and interest in and to such Mortgage Loan, free and clear of any lien, claim or encumbrance.

            (c) With respect to each Mortgage Loan that Purchaser elects to purchase hereunder, Purchaser shall owe to Seller a Performance Fee. The Yield Compensation Adjustment component of the Performance Fee shall include an accrued interest calculation. Purchaser's accrued interest calculation shall be identical to that of Takeout Investor, therefore the amount of accrued interest included in a settlement calculation will represent accrued interest paid to Purchaser and paid by Purchaser.

            (d) Notwithstanding the satisfaction by Seller of the conditions specified in Section 2(a), Purchaser is not obligated to purchase any Mortgage Loan offered to it hereunder. In the event that Purchaser rejects a Mortgage Loan for purchase for any reason and/or does not transmit the Purchase Price, any Conduit Submission Package delivered to Custodian in anticipation of such purchase shall be returned by Custodian in accordance with the terms of the bailee letter under which it was received.

            Section 3. Sale of Mortgage Loans to Takeout Investor. (a)(1) Upon the sale to Takeout Investor of a Mortgage Loan previously purchased by Purchaser hereunder, Seller shall cause Takeout Proceeds relating to such Mortgage Loan to be paid to Purchaser in accordance with Purchaser's Wire Instructions to Seller.

            (a)(2) All Takeout Proceeds received by Purchaser from Takeout Investor after 3:00 P.M. New York City time on a Business Day (or at any time on a day which is not a Business Day) shall be deemed, with regard to determining the Settlement Date, received by Purchaser on the next succeeding Business Day.

            (b)(1) If any Mortgage Loan is rejected by Takeout Investor because it is a Defective Mortgage Loan, Seller shall promptly notify Purchaser. If any Mortgage Loan is a Defective Mortgage Loan on the Purchase Date and in Purchaser's sole judgement the defects in such Mortgage Loan will not be cured (or in fact are not cured) by Seller prior to the Commitment Expiration Date, the Pass-Through Rate applicable to such Defective Mortgage Loan shall, on such Commitment Expiration Date, increase by the Incremental Pass-Through Rate and Purchaser, at its election, may require that Seller, upon receipt of notice from Purchaser, immediately repurchase Purchaser's ownership interest in such Defective Mortgage Loan by remitting to Purchaser (in immediately available funds in accordance with Purchaser's instructions) the amount paid by Purchaser for such Defective Mortgage Loan plus interest at the Pass-Through Rate on the principal amount thereof from the Purchase Date of such Mortgage Loan to the date of such repurchase. If at any time prior to the repurchase of a Defective Mortgage Loan by Seller or the purchase of a Mortgage Loan by Takeout Investor, Seller receives the Mortgage Note or any other portion of the Conduit Submission Package, Seller shall promptly forward such Mortgage Note and/or other portion of the Conduit Submission Package to Purchaser.

            (b)(2) If Seller fails to comply with its obligations in the manner described in Section 3(b)(1), upon receipt by Seller of notice from Purchaser, Seller's rights and obligations to service Mortgage Loans, as provided in this Agreement, shall terminate. If an Act of Insolvency occurs at any time, Seller's rights and obligations to service the Mortgage Loans, as provided in this Agreement, shall terminate immediately, without any notice or action by Purchaser. Upon any such termination, Purchaser is hereby authorized and empowered as the exclusive agent for Seller to sell and transfer such rights to service the Mortgage Loans for such price and on such terms and conditions as Purchaser shall reasonably determine, and Seller shall not otherwise attempt to sell or transfer such rights to service without the prior consent of Purchaser. Seller shall perform all acts and take all action so that all files and documents relating to the Mortgage Loans held by Seller, together with all escrow amounts relating to such Mortgage Loans, are delivered to Successor Servicer. To the extent that the approval of a Third Party Underwriter or any other person is required for any such sale or transfer, Seller shall fully cooperate with Purchaser to obtain such approval. Upon exercise by Purchaser of its remedies under this Section 3(b)(2), Seller hereby authorizes Purchaser to receive all amounts paid by any purchaser of such rights to service the Mortgage Loans and to remit such amounts to Seller subject to Purchaser's rights of set-off under this Agreement. Upon exercise by Purchaser of its remedies under this Section 3(b)(2), Purchaser's obligation to pay and Seller's right to receive any portion of the Performance Fee relating to such Mortgage Loans shall automatically be canceled and become null and void, provided that such cancellation shall in no way relieve Sel1er or otherwise affect the obligation of Seller to indemnify and hold Purchaser harmless as specified in Section 3(c).

            (b)(3) Each Mortgage Loan required to be delivered Successor Servicer by Section 3(b)(2) shall be delivered free of any servicing rights in favor of Seller and free of any title, interest, lien, encumbrance or claim of any kind of Seller, Seller shall deliver or cause to be delivered all files and documents relating to each Mortgage Loan held by Seller to Successor Servicer. Seller shall promptly take such actions and furnish to Purchasers documents that Purchaser deems necessary or appropriate to enable Purchaser to cure any defect in each such Mortgage Loan or to enforce such Mortgage Loans, as appropriate.

            (c) Seller agrees to indemnify and hold Purchaser and its assignees harmless from and against all Losses resulting from or relating to any breach or failure to perform by Seller of any representation, warranty, covenant, term or condition made or to be performed by Seller under this Agreement.

            (d) No exercise by Purchaser of its rights under this Section 3 shall relieve Seller of responsibility or liability for any breach of this Agreement.

            (e) Seller hereby grants Purchaser a right of set-off against the payment of any amounts that may be due and payable to Purchaser from Seller, such right to be upon any and all monies or other property of Seller held or received by Purchaser, or due and owing from Purchaser to Seller.

            Section 4. Servicing of the Mortgage Loans. (a) Seller shall service and administer each Mortgage Loan on behalf of Purchaser in accordance with prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry and in accordance with the requirements of Takeout Investor as though Takeout Investor's requirement were set forth in independent contract between Seller and Purchaser, provided that Seller shall at all times comply with applicable law, and the requirements of any applicable insurer or guarantor so that the insurance in respect of any Mortgage Loan is not voided or reduced. Seller shall at all times maintain accurate and complete records of its servicing of each Mortgage Loan, and Purchaser may, at any time during Seller's business hours on reasonable notice, examine and make copies of such records. In addition, if a Mortgage Loan is not purchased by Takeout Investor on or before the Commitment Expiration Date, Seller shall at Purchaser's request deliver to Purchaser monthly reports regarding the status of such Mortgage Loan, which reports shall include, but shall not be limited to, a description of each Mortgage Loan in default for more than thirty days, and such other circumstances with respect to any Mortgage Loan (whether or not such Mortgage Loan is included in the foregoing list) that could materially adversely affect any such Mortgage Loan, Purchaser's ownership of any such Mortgage Loan or the collateral securing any such Mortgage Loan. Seller shall deliver such a report to Purchaser every thirty days until (i) the purchase by Takeout Investor of such Mortgage Loan pursuant to the related Takeout Commitment or (ii) the exercise by Purchaser of any remedial election pursuant to Section 3.

            (b) Within five Business Days of written notice from Purchaser, Seller shall establish and maintain a Custodial Account entitled "[NAME OF SELLER], in trust for Paine Webber Real Estate Securities Inc. and its assignees under the Mortgage Loan Purchase Agreement dated [the date of this Agreement]" and shall promptly deposit into such Custodial Account, in the form received with any necessary endorsements, all collections received in respect of each Mortgage Loan that are payable to Purchaser as the owner of each such Mortgage Loan.

            (c) Amounts deposited in the Custodial Account with respect to any Mortgage Loan shall be held in trust for Purchaser as the owner of such Mortgage Loan and shall be released only as follows:

            (1) Except as otherwise provided in this Section 4(c), following receipt by Purchaser or its designee of the Takeout Proceeds for such Mortgage Loan from Takeout Investor or Seller amounts deposited in the Custodial Account shall be paid in accordance with Section 2(c). Notwithstanding the foregoing, all amounts deposited in the Custodial Account shall be paid to Seller upon the purchase by Takeout Investor of the related Mortgage Loan(s) from Purchaser if, and to the extent that, the amounts due and payable to Purchaser hereunder have been set off against the Purchase Price for the Mortgage Loan or the Performance Fee relating to the Mortgage Loan. The amounts paid to Seller (if any) pursuant to this Section 4(c)(l) shall constitute Seller's sole compensation for servicing the Mortgage Loans as provided in this Section 4.

            (2) If Successor Servicer is appointed by Purchaser (either under the circumstances set forth in Section 3 or otherwise), all amounts deposited in the Custodial Account shall be paid to Purchaser promptly upon such delivery.

            (3) If a Mortgage Loan is not purchased by Takeout Investor on or before the Commitment Expiration Date, during the period thereafter that Seller remains as servicer, all amounts deposited in the Custodial Account shall be released only in accordance with a Purchaser's written instructions.

            Section 5. Trade Assignments. Seller hereby assigns to Purchaser, free of any security interest, lien, claim or encumbrance of any kind, Seller's rights, under each Takeout Commitment to the full extent permitted by Takeout Investor, to deliver the Mortgage Loan(s) specified therein to Takeout Investor and to receive the Takeout Proceeds therefor from Takeout Investor. Purchaser shall not be deemed to have accepted such rights of Seller which relate to a particular Mortgage Loan unless and until it purchases the Mortgage Loan, and nothing set forth herein shall be deemed to impair Purchaser's right to reject any Mortgage Loan for any reason, in its sole discretion.

            Section 6. Transfers of Mortgage Loans by Purchaser. Purchaser may, in its sole discretion, assign all of its right, title and interest in or grant a security interest in any Mortgage Loan sold by Seller hereunder and all rights of Purchaser under this Agreement and the Custodial Agreement, in respect of such Mortgage Loan to Assignee, subject only to an obligation on the part of Assignee to deliver each such Mortgage Loan to Takeout Investor pursuant to
Section 5 or to Purchaser to permit Purchaser or its designee to make delivery thereof to Takeout Investor pursuant to Section 5. It is anticipated that such assignment to Assignee will be made by Purchaser, and Seller hereby irrevocably consents to such assignment. No notice of such assignment shall be given by Purchaser to Seller or Takeout Investor. Assignment by Purchaser of the Mortgage Loans as provided in this Section 6 shall not release Purchaser from its obligations otherwise under this Agreement.

            Without limitation of the foregoing, an assignment of a Mortgage Loan to Assignee, as described in this Section 6, shall be effective upon delivery to Assignee of a Conduit Submission Package.

            Section 7. Record Title to Mortgage Loans; Intent of Parties; Security Interest. (a) From and after the delivery of the related Conduit Submission Package, and subject to the remedies of Purchaser in Section 3, Seller shall remain the last named payee or endorsee of each Mortgage Note and the mortgagee or assignee of record of each Mortgage in trust for the benefit of Purchaser, for the sole purpose of facilitating the servicing of such Mortgage Loan.

            (b) Seller shall maintain a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership interest in each Mortgage Loan of Purchaser.

            (c) Purchaser and Seller confirm that the transactions contemplated herein are intended to be sales of the Mortgage Loans by Seller to Purchaser rather than borrowings secured by the Mortgage Loans. In the event, for any reason, any transaction is construed by any court or regulatory authority as a borrowing rather than as a sale, the Seller and Purchaser intend that Purchaser or Assignee, as the case may be, shall have a perfected first priority security interest in the Collateral, free and clear of adverse claims. In such case, Seller shall be deemed to have hereby granted to Purchaser or Assignee, as the case may be, a first priority security interest in and lien upon the Collateral, free and clear of adverse claims. In such event, this Agreement shall constitute a security agreement, the Custodian shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to Purchaser or Assignee, as the case may be, and Purchaser or Assignee, as the case may be, shall have all of the rights of a secured party under applicable law. Seller shall, not later than the date of the first purchase of a Mortgage Loan by Purchaser under this Agreement, deliver to Purchaser a UCC- 1 Financing Statement, executed by Seller, containing a description of collateral in the form attached hereto in Exhibit E.

            Section 8. Representations and Warranties. (a) Seller hereby represents and warrants to Purchaser as of the date hereof and as of the date of each delivery of a Conduit Submission Package that:

            (i) Seller is duly organized, validly existing and in good standing under the laws of the state of its organization or of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the state where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Seller. Seller has all requisite power and authority (including, if applicable, corporate power) to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of Seller; and all requisite action (including, if applicable, corporate action) has been taken by Seller to make this Agreement valid and binding upon Seller in accordance with its terms;

            (ii) No approval of the transactions contemplated by this Agreement from the OTS, the NCUA, the FDIC or any similar federal or state regulatory authority having jurisdiction over Seller is required, or if required, such approval has been obtained. There are no actions or proceedings pending or affecting Seller which would adversely affect its ability to perform hereunder. The transfers, assignments and conveyances provided for herein are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

            (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Seller and will not result in the breach of any term or provision of the charter or by-laws of Seller or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Seller or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject;

            (iv) This Agreement, the Custodial Agreement and every document to be executed by Seller pursuant to this Agreement is and will be valid, binding and subsisting obligations of Seller, enforceable in accordance with their respective terms. No consents or approvals are required to be obtained by Seller or its Parent Company for the execution, delivery and performance of this Agreement or the Custodial Agreement by Seller;

            (v) Purchaser will be the sole owner of the related Mortgage Loan, free and clear of any lien, claim or encumbrance; and

            (vi) All information relating to Seller that Seller has delivered or caused to be delivered to Purchaser, including, but not limited to, all documents related to this Agreement, the Custodial Agreement or Seller's financial statements, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein or herein in light of the circumstances under which they were made, not misleading; and

            (vii) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before, or by any court, public board or body pending or, to Seller's knowledge, threatened against or affecting Seller (or, to Seller's knowledge, any basis therefor) wherein an unfavorable decision, ruling or finding would adversely affect the validity of enforceability of this Agreement, the Custodial Agreement or any agreement or instrument to which Seller is a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby, would adversely affect the proceedings of Seller in connection herewith or would or could materially and adversely affect Seller's ability to carry out its obligations hereunder.

            (b) Seller hereby represents, warrants and covenants to Purchaser with respect to each Mortgage Loan as of the related Purchase Date that:

            (i) The Mortgage Loan conforms in all respects to the requirements of this Agreement, the Commitment Requirements and all other requirements of Takeout Investor;

            (ii) Seller is the sole owner and holder of the Mortgage Loan free and clear of any and all liens, claims, defenses, offsets, pledges, encumbrances, charges or security interests of any nature and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement;

            (iii) No servicing agreement has been entered into with respect to the Mortgage Loan, or any such servicing agreement has been terminated and there are no restrictions, contractual or governmental, which would impair the ability of Purchaser or Purchaser's designees from servicing the Mortgage Loan;

            (iv) Each Mortgage is a valid and subsisting first or second lien on the property therein described as indicated on the related Loan Purchase Detail delivered by Seller to Purchaser, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and, in the case of any second lien, the mortgage that secures the related first lien mortgage loan. Any pledge account, security agreement, chattel mortgage or equivalent document related to, and delivered to Purchaser with the Mortgage, establishes in Seller a valid and subsisting first lien on the property described therein, and Seller has full right to sell and assign the same to Purchaser;

            (v) Neither Seller nor any prior holder of the Mortgage or, with respect to Cooperative Loans, the Pledge Agreement, Proprietary Lease and Pledge Instruments, has modified the Mortgage or, with respect to Cooperative Loans, the Pledge Agreement, Proprietary Lease and Pledge Instruments, in any material respect; satisfied, canceled or subordinated the Mortgage or, with respect to Cooperative Loans, the Pledge Agreement, Proprietary Lease and Pledge Instruments, in whole or in part; released the Mortgaged Property in whole or in part from the lien of the Mortgage or Pledge Agreement; or executed any instrument of release, cancellation, modification or satisfaction unless such release, cancellation, modification or satisfaction does not adversely affect the value of the Mortgage Loan and is contained in the related Document File;

            (vi) The Mortgage Loan is not in default, and all Monthly Payments due prior to the Purchase Date and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents have been paid. Seller has not advanced funds, or induced or solicited any advance of funds by a party other than the Mortgagor directly or indirectly, for the payment of any amount required by the Mortgage Loan. The collection practices used by each entity which has serviced the Mortgage Loan have been in all respects legal, proper, prudent, and customary in the mortgage servicing business. With respect to escrow deposits and payments in those instances where such were required, there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made and no escrow deposits or payments or other charges or payments have been capitalized under any Mortgage or Pledge Agreement, as the case may be, or the related Mortgage Note;

            (vii) There is no default, breach, violation or event of acceleration existing under the Mortgage or Pledge Agreement, as the case may be, or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and Seller has not waived any default, breach, violation or event of acceleration;

            (viii) The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note, the Mortgage or, with respect to each Cooperative Loan. the Pledge Agreement, the Proprietary Lease and Pledge Instruments, or the exercise of any right thereunder, render either the Mortgage Note, the Mortgage or, with respect to each Cooperative Loan, the Pledge Agreement, the Proprietary Lease and Pledge Instruments, unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (ix) The Mortgage Note and the related Mortgage or Pledge Agreement are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms. All parties to the Mortgage Note and the related Mortgage or Pledge Agreement had legal capacity to execute the Mortgage Note and the related Mortgage or Pledge Agreement and each Mortgage Note and related Mortgage or Pledge Agreement have been duly and properly executed by the Mortgagor. No Mortgagor is a partnership, trust or corporation;

            (x) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury, and the Mortgage Loan is not usurious;

            (xi) Any and all requirements of any federal, state or local law including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and Seller shall deliver to Purchaser upon demand, evidence of compliance with all such requirements;

            (xii) Either: (i) Seller and every other holder of the Mortgage or Pledge Agreement, as the case may be, if any, were authorized to transact and do business in the jurisdiction in which the Mortgaged Property is located at all times when such party held the Mortgage or Pledge Agreement, as the case may be; or (ii) the loan of mortgage funds, the acquisition of the Mortgage or Pledge Agreement, as the case may be, (if Seller was not the original lender), the holding of the Mortgage or Pledge Agreement, as the case may be, and the transfer of the Mortgage or Pledge Agreement, as the case may be, did not constitute the transaction of business or the doing of business in such jurisdiction;

            (xiii) The proceeds of the Mortgage Loan have fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds, therefore, have been complied with. All costs, fees and expenses incurred in making, or closing or recording the Mortgage Loans were paid;

            (xiv) The related Mortgage or Pledge Agreement, as the case may be, contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage or Pledge Agreement, as the case may be;

            (xv) The Mortgage Loan was originated free of any "original issue discount" with respect to which the owner of the Mortgage Loan could be deemed to have income pursuant to Sections 1271 et seq. of the Internal Revenue Code;

            (xvi) Each Mortgage Loan was originated by an institution that is eligible to issue Mortgage Loans under the Applicable Guide;

            (xvii) With respect to any Mortgage that is a first lien at origination, the Mortgaged Property was free and clear of all mechanics' and materialmen's liens or liens in the nature thereof which are or could be prior to the Mortgage lien, and no rights are outstanding that under law could give rise to any such lien;

            (xviii) At origination, all of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

            (xix) At origination, no improvement located on or being part of the Mortgaged Property was in violation of any applicable zoning law or regulation and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property, and with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, had been made or obtained from the appropriate authorities and the Mortgaged Property was lawfully occupied under applicable law. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation and all inspections, licenses and certificates required to be made or issued with respect to Property, and with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

            (xx) There is no proceeding pending for the total or partial condemnation of the Mortgaged Property and said property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty;

            (xxi) All buildings upon the Mortgaged Property are insured against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to fire and hazard insurance policies with extended coverage or other insurance required by the Applicable Purchase Agreement, in an amount at least equal to the greater of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum insurable value (replacement cost without deduction for depreciation) of the improvements constituting the Mortgaged Property. If applicable laws limit the amount of such insurance to the replacement cost of the improvements constituting the Mortgaged Property or to some other amount, then such insurance is in an amount equal to the maximum allowed by such laws. Such insurance amount is sufficient to prevent the Mortgagor or the loss payee under the policy from becoming a co-insurer. The insurer issuing such insurance is acceptable pursuant to the Applicable Purchase Agreement. All individual insurance policies contain a standard mortgagee clause naming Seller, its successors and assigns, as mortgagee and all premiums thereon have been paid. Each Mortgage or Pledge Agreement, as the case may be, obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage or Pledge Agreement, as the case may be, to obtain and maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. Any flood insurance required by applicable law has been obtained;

            (xxii) The related Mortgage Note is payable on the Due Date of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, providing for full amortization by maturity, over an original term of not more than thirty years;

            (xxiii) Except to the extent not required by the Applicable Guide, at the time that the related Mortgage Loan was made the Mortgagor represented that the Mortgagor would occupy such Mortgaged Property as Mortgagor's primary residence;

            (xxiv) Except with respect to Cooperative Loans, the Mortgaged Property consists of a single parcel of real property;

            (xxv) There are no circumstances or conditions with respect to the Mortgage or Pledge Agreement, as the case may be, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can be reasonably expected to cause Takeout Investor or private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or adversely affect the value or marketability of the Mortgage Loan;

            (xxvi) The Document File contains or shall contain prior to the Commitment Expiration Date each of the documents and instruments specified to be included therein duly executed and in due and proper form and each such document or instrument is in form acceptable to Takeout Investor. Each Mortgage Note, Mortgage and Pledge Agreement are on forms approved by Takeout Investor;

            (xxvii) Except with respect to Cooperative Loans, each Mortgage Loan is covered by a mortgage title insurance policy acceptable to Takeout Investor, issued by, and the valid and binding obligation of, a title insurer acceptable to Takeout Investor, and qualified to do business in the jurisdiction where the property subject to the Mortgage is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Seller is the named insured and the sale insured of such mortgage title insurance policy, the assignment to Purchaser of Seller's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer, such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of Purchaser upon the consummation of the transactions contemplated by this Agreement and no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

            (xxviii) The loan-to-value ratio of each Mortgage Loan does not exceed the maximum loan-to-value ratio permitted by the Applicable Guide. All provisions of each related primary mortgage insurance policy have been and are being complied with, and such policy is written with a private mortgage insurance company acceptable to the Takeout Investor, is the binding obligation of such insurer, is in full force and effect, and all premiums due thereunder have been paid. Seller has not engaged in any act or omission, and Seller has no knowledge of any act or omission by or on behalf of the related Mortgagor or any other person, which act or omission would impair the coverage or validity of any such primary mortgage insurance policy, the benefit of the endorsement provided for in the Applicable Guide, or the validity or binding effect of either. Any Mortgage Loan subject to a primary mortgage insurance policy obligates the Mortgagor thereunder to maintain such primary mortgage insurance policy and to pay all premiums and charges in connection therewith. The interest rate for the Mortgage Loan is net of any such insurance premiums;

            (xxix) With respect to each Cooperative Loan, each Pledge Agreement creates a valid, enforceable and subsisting first security interest in the Collateral securing the related Mortgage Note subject only to (a) the lien of the related Cooperative for unpaid assessments representing the Obligor's pro rata share of the Cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Pledge Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Project. There are no liens against or security interests in the Collateral which have priority over the lender's security interest in the Collateral, and such priority interest cannot be created in the future;

            (xxx) With respect to each Cooperative Loan, all parties to the Mortgage Note and the Mortgage Loan had legal capacity to execute and deliver the Mortgage Note, the Pledge Agreement, the Proprietary Lease, the Stock Power, the Recognition Agreement, the Financing Statement and the Assignment of the Proprietary Lease and such documents have been duly and properly executed by such parties. Each Stock Power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative if the Company undertakes to convert the ownership of the collateral securing the related Cooperative Loan;

            (xxxi) With respect to each Cooperative Loan, there is no default in complying with the terms of the Mortgage Note, the Pledge Agreement and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid. The Company has the right under the terms of the Mortgage Note, Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor;

            (xxxii) With respect to each Cooperative Loan, a Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to FNMA and qualified to do business in the jurisdiction where the Cooperative Apartment is located and each entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Apartment qualifies as a "cooperative housing corporation" as defined in Section 216 of the Code;

            (xxxiii) With respect to each Cooperative Loan, (i) the terms of the related Proprietary Lease is longer than the terms of the Cooperative Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative, (iii) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by the Aztech Document Systems, Inc. or includes provisions which are no less favorable to the lender than those contained in such agreement; and

            (xxxiv) With respect to each Cooperative Loan, the related Cooperative Apartment, is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Cooperative Apartment and the related Project and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities.

            The representations and warranties of Seller in this Section 8 are unaffected by and supersede any provision in any endorsement of any Mortgage Loan or in any assignment with respect to such Mortgage Loan to the effect that such endorsement or assignment is without recourse or without representation or warranty. With respect to each Mortgage Loan purchased by Purchaser hereunder, to the extent that any representation or warranty made by Seller is either not required by Takeout Investor or is waived by Takeout Investor, Purchaser hereby agrees to waive such representation or warranty if such Mortgage Loan is purchased by Takeout Investor from Purchaser, in accordance with the terms of the related Takeout Commitment.

            Section 9. Covenants of Seller. Seller hereby covenants and agrees with Purchaser as follows:

            (a)   Seller shall deliver to Purchaser:

            (i) Within one hundred twenty (120) days after the end of each fiscal year of Seller, consolidated balance sheets of Seller and its consolidated subsidiaries and the related consolidated statements of income showing the financial condition of Seller and its consolidated subsidiaries as of the close of such fiscal year and the results of operations during such year, and a consolidated statement of cash flows, as of the close of such fiscal year, setting forth, in each case, in comparative form the corresponding figures for the preceding year, all the foregoing consolidated financial statements to be reported on by, and to carry the report (acceptable in form and content to Purchaser) of an independent public accountant of national standing acceptable to Purchaser;

            (ii) Within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of Seller, unaudited consolidated balance sheets and consolidated statements of income, all to be in a form acceptable to Purchaser, showing the financial condition and results of operations of Seller and its consolidated subsidiaries on a consolidated basis as of the end of each such quarter and for the then elapsed portion of the fiscal year. setting forth, in each case, in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, certified by a financial officer of Seller (acceptable to Purchaser) as presenting fairly the financial position and results of operations of Seller and its consolidated subsidiaries and as having been prepared in accordance with generally accepted accounting principles consistently applied, in each case, subject to normal year-end audit adjustments;

            (iii) Promptly upon receipt thereof, a copy of each other report submitted to Seller by its independent public accountants in connection with any annual, interim or special audit of Seller;

            (iv) Promptly upon becoming aware thereof, notice of (l) the commencement of, or any determination in, any legal, judicial or regulatory proceedings, (2) any dispute between Seller or its Parent Company and any governmental or regulatory body, (3) any event or condition, which, in any case of (1) or (2) if adversely determined, would have a material adverse effect on (A) the validity or enforceability of this Agreement, (B) the financial condition or business operations of Seller, or (C) the ability of Seller to fulfill its obligations under this Agreement or (4) any material adverse change in the business, operations, prospects or financial condition of Seller, including, without limitation, the insolvency of Seller or its Parent Company;

            (v) Promptly upon becoming available, copies of all financial statements. reports, notices and proxy statements sent by its Parent Company, Seller or any of Seller's consolidated subsidiaries in a general mailing to their respective stockholders and of all reports and other material (including copies of all registration statements under the Securities Act of 1933, as amended) filed by any of them with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of said Commission;

            (vi) Promptly upon becoming available, copies of any press releases issued by its Parent Company or Seller and copies of any annual and quarterly financial reports and any reports on Form H-(b) 12 which its Parent Company or Seller may be required to file with the OTS or the RTC or comparable reports which a Parent Company or Seller may be required to file with the FDIC or any other federal banking agency containing such financial statements and other information concerning such Parent Company's or Seller's business and affairs as is required to be included in such reports in accordance with the rules and regulations of the OTS, the RTC, the FDIC or such other banking agency, as may be promulgated from time to time;

            (vii) Such supplements to the aforementioned documents and such other information regarding the operations, business, affairs and financial condition of its Parent Company, Seller or any of Seller's consolidated subsidiaries as Purchaser may request; and

            (viii) A copy of (1) the articles of incorporation of Seller and any amendments thereto, certified by the Secretary of State of Seller's state of incorporation, (2) a copy of Seller's by-laws, together with any amendments thereto, (3) a copy of the resolutions adopted by Seller's Board of Directors authorizing Seller to enter into this Agreement and the Custodial Agreement and authorizing one or more of Seller's officers to execute the documents related to this Agreement and Custodial Agreement, and (4) a certificate of incumbency and signature of each officer of Seller executing any document in connection with this Agreement.

            (b) The consideration received by the Seller upon the sale of each Mortgage Loan will constitute reasonably equivalent value and fair consideration for the ownership interest in the Mortgage Loan.

            (c) Neither the Seller nor any affiliate thereof will acquire at any time any Mortgage Loan or any other economic interest in or obligation with respect to any Mortgage Loan.

            (d) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller will report each sale of a Mortgage Loan to the Purchaser as a sale of the ownership interest in the Mortgage Loan. The Seller has been advised by or has confirmed with its independent public accountants that the foregoing transactions will be so classified under GAAP.

            (e) The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, any sale of a Mortgage Loan to the Purchaser.

            (f) The Seller will not sell any Mortgage Loan to the Purchaser with any intent to hinder, delay or defraud any of the Seller's creditors.

            (g) Seller shall comply, in all material respects, with all laws, rules and regulations to which it is or may become subject.

            (h) Seller shall, upon request of Purchaser, promptly execute and deliver to Purchaser all such other and further documents and instruments of transfer, conveyance and assignment, and shall take such other action as Purchaser may require more effectively to transfer, convey, assign to and vest in Purchaser and to put Purchaser in possession of the property to be transferred, conveyed, assigned and delivered hereunder and otherwise to carry out more effectively the intent of the provisions under this Agreement.

            (i) Seller shall ensure that all Takeout Proceeds paid by Takeout Investor resulting from Takeout Commitments that relate to Mortgage Loans purchased by Purchaser pursuant to the terms of this Agreement are paid to Purchaser by Takeout Investor in accordance with Purchaser's Wire Instructions to Seller.

            (j) The consideration received by Seller upon sale of each Mortgage Loan will constitute reasonably equivalent value and fair consideration for the Mortgage Loan.

            (k) The Seller acknowledges that the Purchaser has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Seller agrees that upon reasonable (but no less than one (1) Business Day's) prior notice to the Seller, the Purchaser or its authorized representatives will be permitted during normal business hours to examine, inspect, make copies of, and make extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in possession, or under the control, of the Seller and/or Custodian. The Seller also shall make available to the Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and Mortgage Loans. The Seller and Purchaser further agree that all out-of-pocket costs and expenses incurred by the Purchaser in connection with the Purchaser's activities pursuant to this Section 9(k) shall be paid for by the Seller, provided that, Purchaser shall pay any such costs if such due diligence is conducted more often than two (2) times in a calendar year.

            Section 10. Term. This Agreement shall continue in effect until terminated as to future transactions by written instruction signed by either Seller or Purchaser and delivered to the other, provided that no termination will affect the obligations hereunder as to any of the Mortgage Loans with respect to which Conduit Submission Packages have been delivered to Custodian pursuant to the terms of this Agreement or the Custodial Agreement.

            Section 11. Exclusive Benefit of Parties; Assignment. This Agreement is for the exclusive benefit of the parties hereto and their respective successors and assigns and shall not be deemed to give any legal or equitable right to any other person, including the Custodian. Except as provided in
Section 6, no rights or obligations created by this Agreement may be assigned by any party hereto without the prior written consent of the other parties.

            Section 12. Amendments; Waivers; Cumulative Rights. This Agreement may be amended from time to time only by written agreement of Seller and Purchaser. Any forbearance, failure or delay by either party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by Purchaser of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of Purchaser shall continue in full force and effect until specifically waived by Purchaser in writing. No right, power or remedy shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred hereby or hereafter available at law or in equity or by statute or otherwise.

            Section 13. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

            Section 14. Effect of Invalidity of Provisions. In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

            Section 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws rules.

            Section 16. Notices. Any notices, consents, elections, directions and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given when telecopied or delivered by overnight courier to, personally delivered to, or on the third day following the placing thereof in the mail, first class postage prepaid to, the respective addresses set forth on the cover page hereof for Seller and Purchaser, or to such other address as either party shall give notice to the other party pursuant to this Section 16. Notices to Assignee shall be given to such address as Assignee shall provide to Seller in writing.

            Section 17. Entire Agreement. This Agreement, the Funding Confirmations and the Custodial Agreement contain the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements between them, oral or written, of any nature whatsoever with respect to the subject matter hereof.

            Section 18. Costs of Enforcement. In addition to any other indemnity specified in this Agreement, in the event of a breach by Seller of this Agreement, the Custodial Agreement or a Takeout Commitment, Seller agrees to pay the reasonable attorneys' fees and expenses of Purchaser and, when applicable, Assignee incurred as a consequence of such breach.

            Section 19. Consent to Service. Each party irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to Section 16.

            Section 20. Construction. The headings in this Agreement are for convenience only and are not intended to influence its construction. References to Sections, Exhibits and Annexes in this Agreement are to the Sections of and Exhibits to this Agreement. The Exhibits are part of this Agreement, and are incorporated herein by reference. The singular includes the plural, the plural the singular, and the words "and" and "or" are used in the conjunctive or disjunctive as the sense and circumstances may require.

            IN WITNESS WHEREOF Purchaser and Seller have duly executed this Agreement as of the date and year set forth on the cover page hereof.


                                   PAINE WEBBER REAL ESTATE
                                      SECURITIES INC.



                                   By: /s/ George A. Mangiaracina
                                       ----------------------------------------
                                       Name:   GEORGE A. MANGIARACINA
                                       Title:  SENIOR VICE PRESIDENT


                                   AMERICAN HOME MORTGAGE
                                      (Seller's Name)



                                   By: /s/ Michael Strauss
                                       ----------------------------------------
                                       Name:    Michael Strauss
                                       Title:   President
                                       Address: (if different from cover page):


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